Exhibit 99.2

Q4 2014 Investor Presentation February 27, 2015

Safe Harbor Statement This presentation contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such statements give our expectations or forecasts of future events; they do not relate strictly to historical or current facts. Forward-looking statements can be identified by words such as "anticipates," "estimates," "expects," "projects," "intends," "plans," "believes," "will," "target," "seeks," "forecast" and similar expressions and references to guidance. In particular, these include statements relating to future actions, business plans, objectives and prospects, and future operating or financial performance. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. We caution you therefore against relying on any of these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: variations in our results of operations; changes in the U.S. healthcare environment and steps we take in anticipation of such changes; regulatory, budgetary or political actions that affect procurement practices; our ability to retain customers or the loss of one or more major customers, including through our failure to reprocure a contract or the reduction in scope or early termination of one or more of our significant contracts; our ability to effectively manage our growth to execute on our business plans; the risk that guidance may not be achieved including but not limited to the risk that we may not achieve non-Medicare margin expansion; the risk that HMS will not receive a contract award for any current or future procurement or reprocurement or that either or both may be delayed; the risk of negative or reduced growth rate of spending on Medicaid/Medicare, simplification of the healthcare payment process or programmatic changes that diminish the scope of benefits; the risk that CMS may not support the RAC program, may change the RAC program and reduce future fees, and may require repayment of certain prior fees; our ability to retain customers or the loss of one or more major customers; customer dissatisfaction or early termination of contracts triggering significant costs or liabilities; the development by competitors of new or superior products or services; the emergence of new competitors, or the development by our customers of in-house capacity to perform the services we offer; all the risks inherent in the development, introduction, and implementation of new products and services; our failure to comply with laws and regulations governing health data or to protect such data from theft and misuse; our ability to maintain effective information systems and protect them from damage or interruption; restrictions on our ability to bid on/perform certain work due to other work we currently perform; the risks and uncertainties attendant to litigation; our ability to successfully integrate our acquisitions; our ability to continue to secure contracts through the competitive bidding process and to accurately predict the cost and time to complete such contracts; the risk that expected tax rate improvements will not be realized; our compliance with the covenants and obligations under the terms of our credit facility and our ability to generate sufficient cash to cover our interest and principal payments thereunder; and negative results of government or customer reviews, audits or investigations to verify our compliance with contracts and applicable laws and regulations. A further description of these and other risks, uncertainties, and related matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which is available at www.hms.com under the "Investor Relations" tab. Factors or events that could cause actual results to differ may emerge from time to time and it is not possible for us to predict all of them. Any forward-looking statements are made as of the date of this press release and we do not undertake an obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. HMSY Q4 2014 Investor Presentation / February 27, 2015

Presentation Outline Pages Full Year 2014 Highlights 1 Q4 Financial Results Income Statement Market and Product Revenue 2-3 Medicaid Enrollment Growth 4 State Government Business Q4 Sales 2015 Reprocurements 5-6 Commercial Business Growth 7 HMSY Q4 2014 Investor Presentation / February 27, 2015

Full Year Highlights 2014 1 Full year revenue, excluding Medicare RAC, increased by 10% Commercial revenue was up 15% State government revenue was up 9% Full year Medicaid coordination of benefits revenue increased 14% Medicaid expansion continued to fuel commercial and state government revenue growth – 8.8 million lives were added to HMS customer eligibility data during 2014 Commercial growth included: 7.9 million new lives Additional products sold to 17.7 million existing customers Expense management and process improvements reduced full year cost of services by 4%1 1 $12.7 million reduction, compared to full-year 2013, excluding amortization decline of $3.1 million HMSY Q4 2014 Investor Presentation/ February 27, 2015

2

Consolidated Statements of Income

($ in thousands, except per share amounts)

	Three months ended				Year ended			
	31-Dec-14	31-Dec-13	$ Change	% Change	31-Dec-14	31-Dec-13	$ Change	% Change
Revenue without Medicare RAC	$ 109,401	$ 96,214	$ 13,187	14%	$ 421,213	$ 383,783	$ 37,430	10%
Medicare RAC revenue	2,760	25,378	(22,618)	(89%)	22,012	107,979	(85,967)	(80%)
Total revenue	112,161	121,592	(9,431)	(8%)	443,225	491,762	(48,537)	(10%)
Cost of services	87,027	84,879	2,148	3%	330,058	345,883	(15,825)	(5%)
Selling, general & administrative expenses	25,225	16,452	8,773	53%	78,963	68,701	10,262	15%
Total operating expenses	112,252	101,331	10,921	11%	409,021	414,584	(5,563)	(1%)
Operating income (loss)	(91)	20,261	(20,352)	(100%)	34,204	77,178	(42,974)	(56%)
Net interest expense and other income	(1,942)	(2,326)	384	(17%)	(7,874)	(11,588)	3,714	(32%)
Income (loss) before income taxes	(2,033)	17,935	(19,968)	(111%)	26,330	65,590	(39,260)	(60%)
Income taxes	361	6,842	(6,481)	(95%)	12,383	25,593	(13,210)	(52%)
Net income (loss)	$ (2,394)	$ 11,093	$ (13,487)	(122%)	$ 13,947	$ 39,997	$ (26,050)	(65%)
Net income (loss) per diluted share	$ (0.03)	$ 0.13	$ (0.16)	(123%)	$ 0.16	$ 0.45	$ (0.29)	(64%)
Weighted average common shares, diluted	87,839	88,352	(513)	(1%)	88,164	88,344	(180)	(0%)
Diluted adjusted EPS	$ 0.03	$ 0.20	$ (0.17)	(85%)	$ 0.41	$ 0.75	$ (0.34)	(45%)

HMSY Q4 2014 Investor Presentation/ February 27, 2015

Note: Due to rounding, sums of individual items may not equal totals Q4 Financial Results Market and Product Revenue 2013-2014 3 13Q1 13Q2 13Q3 13Q4 14Q1 14Q2 14Q3 14Q4 Act Act Act Act Act Act Act Act Market Revenue State Government 52.5 53.2 49.7 52.1 52.0 55.1 60.1 58.7 Federal (without Medicare RAC) 5.2 4.7 4.3 4.5 4.1 4.0 5.2 4.3 Commercial 34.1 39.1 37.8 38.1 36.9 44.4 44.6 45.0 Other 2.1 2.0 2.9 1.6 1.1 1.8 2.6 1.4 Total Revenue w/o Medicare RAC 93.8 99.0 94.7 96.2 94.1 105.3 112.4 109.4 Medicare RAC 22.8 26.8 33.0 25.4 10.6 7.3 1.4 2.8 Total HMS Revenue 116.6 125.8 127.8 121.6 104.7 112.6 113.8 112.2 13Q1 13Q2 13Q3 13Q4 14Q1 14Q2 14Q3 14Q4 Act Act Act Act Act Act Act Act Product Revenue COB 69.0 71.3 67.0 65.8 66.8 77.6 86.6 81.6 PI (without Medicare RAC) 24.8 27.7 27.8 30.4 27.3 27.7 25.8 27.8 Total Revenue w/o Medicare RAC 93.8 99.0 94.7 96.2 94.1 105.3 112.4 109.4 Medicare RAC 22.8 26.8 33.0 25.4 10.6 7.3 1.4 2.8 Total HMS Revenue 116.6 125.8 127.8 121.6 104.7 112.6 113.8 112.2 ($ in millions) HMSY Q4 2014 Investor Presentation / February 27, 2015

Medicaid Enrollment Growth New Medicaid Enrollment Through December 2014 4 8.8 of 10.8M new CMS-reported1 Medicaid lives are in HMS client eligibility files 1CMS Medicaid & CHIP: December 2014 Monthly Applications, Eligibility Determinations and Enrollment Report, February 23, 2015. This analysis compares Medicaid enrollment reported through 12/31/2014 to enrollment as of October 1, 2013, which was the beginning of marketplace open enrollment and the CMS baseline for measuring expansion. HMSY Q4 2014 Investor Presentation / February 27, 2015

State Government Business Q4 State Government Sales* 5 New Business/ Expansion (2) Reprocurement (4) Extension (1) *Business representing over $250K in total contract value HMSY Q4 2014 Investor Presentation / February 27, 2015

Scheduled Expiration of Current Contract Number of Contracts % of Actual 2014 Revenues Q1 '15 - - Q2 '15 7 19.7% Q3 '15 1 0.6% Q4 '15 1 3.1% Q1 '16 3 17.1% Total 12 40.5% State Government Business 2015 State Contract Reprocurement Timeline 6 All RFPs Are Expected to be Issued and Decided During 2015 HMSY Q4 2014 Investor Presentation / February 27, 2015

Commercial Market Business 2014 Commercial Growth 7 7.9 million commercial lives added to the HMS commercial client base during 2014 - total lives are 80+ million HMS sold additional products to current commercial customers covering approximately 17.7 million lives during 2014 Coordination of Benefits (e.g. prospective cost savings, third party recovery, subrogation) Credit Balance Audits Clinical Services (e.g. automated and complex clinical reviews, prior authorization, utilization management) Fraud, Waste and Abuse (e.g. code editing, data analytics, predictive modeling, special investigations) Top four product categories for new sales to existing customers in 2014* HMSY Q4 2014 Investor Presentation / February 27, 2015 *Data as of December 31, 2014

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